UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

GWG HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GWG HOLDINGS, INC.

NOTICE OF ACTION BY WRITTEN CONSENT

TO THE STOCKHOLDERS OF GWG HOLDINGS, INC.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of GWG Holdings, Inc., a Delaware corporation (the “Company,” “GWG,” “we,” or “us”), in connection with action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company to approve an amendment to the Company’s Bylaws to provide for, among other things, a classified, or “staggered” Board of Directors, composed of three classes of directors serving staggered three-year terms (the “Bylaw Amendment”).

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our voting securities, your vote or consent is not requested or required to approve the Amendment. This Information Statement is being provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are mailing this Notice and the accompanying Information Statement to holders of our common stock on or about January 4, 2019.

Sincerely,
/s/ Jon R. Sabes
Jon R. Sabes
January 3, 2019	Chairman and Chief Executive Officer

i

GWG HOLDINGS, INC.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402

INFORMATION STATEMENT

GENERAL INFORMATION

GWG Holdings, Inc., a Delaware corporation (the “Company,” “GWG,” “we,” or “us”) is sending you this Information Statement solely for purposes of informing our stockholders of record as of December 20, 2018, which we refer to as the record date, of the action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company. No action is requested or required on your part.

Summary of the Corporate Action

For the reasons discussed in this Information Statement, our Board of Directors (the “Board”) has adopted resolutions to amend the Company’s Bylaws to provide for, among other things, a classified, or “staggered,” Board composed of three classes of directors serving staggered three-year terms (the “Bylaw Amendment”). In addition to establishing a classified board, the Bylaw Amendment provides that newly created directorships resulting from any increase in the authorized number of directors and any vacancies occurring on the Board be filled by the affirmative vote of a majority of the remaining members of the Board, provide that directors may be removed only for cause and only by the affirmative vote of the holders of two-thirds or more of the outstanding voting power of the Company, and require supermajority approval of stockholders for stockholders to adopt further amendments to certain provisions of the Bylaws. The Bylaw Amendment, which requires stockholder approval for its adoption, has been approved by written consent of the holders of a majority of our issued and outstanding voting securities.

The proposed form of the Bylaw Amendment is attached as Exhibit A to this Information Statement.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the stockholder action taken by written consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is sent or given to our stockholders. This Information Statement is first being mailed on or about January 4, 2019 to the Company’s stockholders of record as of the record date.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Under the Delaware General Corporation Law (the “DGCL”), the Bylaw Amendment may be approved, without a meeting of stockholders, by a resolution of our Board of Directors, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares of common stock.

As of the record date, there were 6,012,971 shares of our common stock issued and outstanding. By a written consent dated May 25, 2018 and re-affirmed on December 13, 2018, Jon R. Sabes, Chairman and Chief Executive Officer of the Company, and Steven F. Sabes, on behalf of themselves and entities controlled by them, approved the Bylaw Amendment. As of December 13, 2018, Jon Sabes, Steve Sabes and the entities over which they have control collectively held a majority of the Company’s issued and outstanding common stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the actions contemplated by the written consent and no further stockholder action is required.

Dissenters’ Rights of Appraisal

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of Class A common stock.

Notice Pursuant to the DGCL and the Company’s Bylaws

This Information Statement serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders.

AMENDMENT TO THE COMPANY’S BYLAWS

Background, Description and Principal Reasons for the Bylaw Amendment

Background

On January 12, 2018, we entered into a Master Exchange Agreement pursuant to which we agreed to engage in a strategic transaction (the “Exchange Transaction”) with The Beneficient Company Group, L.P., a Delaware limited partnership (“Beneficient”), and certain other parties (the “Seller Trusts”), in which the parties agreed to an exchange of certain assets. The Master Exchange Agreement was subsequently amended, most recently pursuant to a Third Amendment dated August 10, 2018. In conjunction with the August 10, 2018 amendment, we completed the first of two closings contemplated by the Master Exchange Agreement. The final closing of the Exchange Transaction occurred on December 28, 2018.

A summary of the Exchange Transaction is set forth in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 14, 2018 and amended on November 9, 2018, our definitive Schedule 14C Information Statement filed with the Securities and Exchange Commission on December 6, 2018, and a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission on or before January 4, 2019.

At the final closing of the Exchange Transaction, we issued 27,013,516 shares of our common stock to the Seller Trusts. Such shares represent a substantial majority of our outstanding common stock. In anticipation of our common stock being more widely held, the Board initiated a review of our organizational documents and corporate governance practices. As a result of this review, the Board adopted the Bylaw Amendment in the spring of 2018, subject to obtaining stockholder approval for its adoption. Stockholder action was taken in May 2018 to approve the Bylaw Amendment by written consent of the holders of a majority of our issued and outstanding voting securities. In accordance with Rule 14c-2 under the Exchange Act, the Bylaw Amendment is not effective until 20 calendar days after the date on which an information statement is sent or given to our stockholders. An information statement was not sent or given to our stockholders at that time due to the continued pending nature of the Exchange Transaction.

In August 2018, as the expected consummation of the Exchange Transaction grew nearer, the Board re-affirmed the Bylaw Amendment’s adoption, subject to stockholder approval. In anticipation of conducting the final closing of the Exchange Transaction, the holders of a majority of the Company’s issued and outstanding voting securities also reaffirmed their approval of the Bylaw Amendment by written consent dated December 13, 2018.

On December 20, 2018, the Board adopted a further amendment to the Bylaws (the “Further Amendment”) increasing the maximum number of directors comprising the Board from seven to nine, with the precise number of directors to be determined from time to time by resolution of the Board. The Board currently consists of seven directors. The Further Amendment is not subject to obtaining stockholder approval. The amendment to the Company’s Bylaws attached as Exhibit A also reflects the Further Amendment.

Description of the Bylaw Amendment

Under our existing Certificate of Incorporation and Bylaws, the entire Board of Directors is elected at each annual meeting of stockholders to serve until the next annual meeting, or until their respective successors are elected and qualified.

Pursuant to Section 141(d) of the DGCL, stockholders may, by amendment to the Certificate of Incorporation or by a Bylaw adopted by a vote of the stockholders, divide the directors of any Delaware corporation, including the Company, into one, two or three classes.

In anticipation of the Company’s common stock being more widely held as a result of the expected final closing of the Exchange Transaction, our Board of Directors has approved and stockholders representing a majority of the voting power of our outstanding shares of common stock have approved the Bylaw Amendment, which establishes a classified board of directors. Each class will consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board, and the classes will serve staggered, three year terms. The initial terms of office of the initial Class I directors will expire at the annual meeting of stockholders to be held in 2019. The initial terms of office of the initial Class II directors will expire at the annual meeting of stockholders to be held in 2020. The initial terms of office of the initial Class III directors will expire at the annual meeting of stockholders to be held in 2021. At each annual meeting of stockholders beginning with the annual meeting to be held in 2019, directors will be chosen for a full, three-year term to succeed those directors in each class as their terms expire.

If the number of Directors is changed, any increase or decrease shall be so apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term coinciding with the remaining term of that class, but in no case will a decrease in the number of directors constituting the Board shorten the term of any incumbent director.

The Board is authorized to assign directors in office at the time the Board classification first takes effect to each class. The directors will assigned to following classes when the Bylaw Amendment takes effect:

Class	Director Nominee	Expiration of Initial Term of Director
Class I	Shawn R. Gensch	2019
Class I	Steven F. Sabes	2019
Class II	Mark E. Schwarzmann	2020
Class II	David H. Abramson	2020
Class III	Thomas J. Donohue, Jr.	2021
Class III	Jon R. Sabes	2021
Class III	Jeffrey L. McGregor	2021

In addition to establishing a classified board, the Bylaw Amendment provides that newly created directorships resulting from any increase in the authorized number of directors and any vacancies occurring on the Board be filled by the affirmative vote of a majority of the remaining members of the Board, provides that directors may be removed only for cause and only by the affirmative vote of the holders of two-thirds or more of the outstanding voting power of the Company, and requires a two-thirds supermajority approval of stockholders for stockholders to adopt further amendments to provisions of the Bylaws that govern (A) the number, qualification and term of office of directors, (B) the filling of newly created directorships and vacancies, (C) the resignation and removal of directors, (D) the right to indemnification for directors and other covered persons, and (E) the requisite approval for certain future bylaw amendments.

The foregoing description of each of the Bylaw Amendment is qualified in its entirety by reference thereto, which is attached as Exhibit A to this Information Statement.

Principal Reasons for the Bylaw Amendment

The Board believes that a classified board of directors serves the best interests of the Company and its stockholders by promoting the continuity and stability of the Company and its business. By implementing a staggered election of directors, the Company can ensure that, at any given time, at least a majority of the directors will have had prior experience on the Board. The Board also believes that classification may enhance the Company’s ability to attract and retain well-qualified individuals who are able to commit the necessary time and resources to understand the Company, its business affairs and operations. The continuity and quality of leadership that results from a staggered Board should, in the opinion of the Board, promote the long-term value of the Company. Staggered terms for directors may also moderate the pace of change in the Board by extending the time required to elect a majority of directors from one to two annual meetings of stockholders. This delay is designed to reduce the vulnerability of the Company to unsolicited takeover attempts and attempts to compel the Company’s restructuring or otherwise force it into an extraordinary transaction. The Board believes that this delay also serves the best interests of the Company and its stockholders by encouraging potential acquirors to negotiate with the Board rather than act unilaterally. The Board believes that under most circumstances it will be able to obtain the best terms for the Company and the stockholders if it is in a position to negotiate effectively on their behalf.

The implementation of a staggered board is not in response to any specific effort of which the Company is aware to accumulate the Company’s stock or to obtain control of the Company through a proxy solicitation in opposition to management.

Effect of the Classified Board Amendment — Potential Anti-Takeover Effect

Although the creation of a staggered board of directors is designed as a protective measure for the Company’s stockholders, the creation of a classified board of directors may have the effect of preventing stockholders from realizing an opportunity to sell their shares of capital stock at higher than market prices by deterring unsolicited tender offers or other efforts to obtain control of the Company. By classifying the Board, the Bylaw Amendment may extend the time required to effect an unsolicited change in control of the Board, which may discourage unsolicited takeover bids for the Company. Upon effectiveness of the Bylaw Amendment, it will take at least two annual meetings for a simple majority of outstanding shares to effect a change in control of the Board because only a minority of the directors will be elected at each meeting. Without the ability to obtain control of our Board quickly, an unsolicited takeover bidder may be incapable of taking action necessary to remove other impediments to its acquisition of the Company, even if that takeover bidder were to acquire a majority of our outstanding shares of common stock. This situation may discourage unsolicited tender offers, perhaps including some tender offers that stockholders would conclude to be in their best interests if made.

The Bylaw Amendment will also cause it to take additional time for stockholders to change the composition of the Board, even if the Company’s stockholders believe such a change would be desirable.

The requirement that directors be removed only for cause is intended to prevent a substantial stockholder from circumventing the purposes of a classified board by removing incumbent directors without cause and then attempting to fill the vacancies with its own nominees. Such a requirement may, however, make it more difficult to remove a director even when the only reason for the removal is the performance of the director. The burden of having to prove cause will make such removal more difficult than at present.

The Board considered the potential adverse impact of the Bylaw Amendment and concluded that such adverse effects are outweighed by the benefits the Bylaw Amendment would afford the Company and its stockholders.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS

In General

The tables below sets forth information known to us regarding the beneficial ownership of our common stock as of December 31, 2018, for:

•        each of our directors;

•        each of our “named executive officers” as identified in the summary compensation table contained in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 29, 2018;

•        all of our directors and named executive officers as a group; and

•        each other person we believe beneficially holds more than 5% of our outstanding common shares (based solely on our review of SEC filings);

The number of shares beneficially owned by a person includes shares issuable under options held by that person and that are currently exercisable or that become exercisable within 60 days of December 31, 2018. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of December 31, 2018 are outstanding for the purpose of computing the “Percentage of Common Stock Owned” by such person or group. Nevertheless, shares of common stock that are issuable upon exercise of presently unexercised options are not deemed to be outstanding for purposes of calculating the “Percentage of Common Stock Owned” by any other person or any other group.

Except as otherwise indicated in the table or its footnotes, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

As of December 31, 2018, we had 33,018,161 shares of common stock issued and outstanding.

Beneficial Ownership

Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Jon R. Sabes(1)	2,290,993	6.89%
Steven F. Sabes(2)	2,079,911	6.30%
William B. Acheson(3)	175,521	*
David H. Abramson(4)	21,960	*
Thomas J. Donohue, Jr.(5)	8,400	*
Shawn R. Gensch(6)	54,000	*
Jeffrey L. McGregor(7)	70,000	*
Mark E. Schwarzmann(8)	16,800	*
All current directors and officers as a group	4,617,585	13.79%
Seller Trusts(9)	27,013,516	81.81%

____________

*        less than one percent.

(1)      Mr. Sabes is our Chief Executive Officer and a director of the Company. Shares reflected in the table include 1,129,546 shares held individually, 169,671 shares held by Jon Sabes 1992 Trust No.1, a trust of which Mr. Sabes is the beneficiary, 168,801 shares held by Jon Sabes 6.08.1992 Trust, a trust of which Mr. Sabes is a beneficiary, 241,631 shares held by Jon Sabes 1982 Trust, a trust of which Mr. Sabes is a beneficiary, and 163,737 shares held by Jon Sabes 1976 Trust, a trust of which Mr. Sabes is a beneficiary. Also included are 102,191 shares held by Mr. Sabes’ immediate family members. The trustees of each of the trusts are Robert W. Sabes, Steve F. Sabes and Ross A. Sabes. The number of shares also includes 215,416 stock options currently exercisable or exercisable within 60 days granted pursuant to stock option agreements. Figures also include 100,000 shares held by Insurance Strategies Fund, LLC, a Delaware limited liability company over whose securities each of Jon R. and Steven F. Sabes exercise voting and dispositive control. Jon R. and Steve F. Sabes disclaim beneficial ownership over the shares held by Insurance Strategies Fund, LLC except to the extent of their pecuniary interest in such shares.

(2)      Mr. Sabes is our Executive Vice President of Originations and Servicing, and a director of the Company. Shares reflected in the table include 904,195 shares held individually and 1,072,382 shares held by SFS Holdings, LLC, a limited liability company of which Mr. Sabes is manager. The number of shares also includes 3,334 stock options currently exercisable or exercisable within 60 days granted pursuant to stock option agreements. Figures also includes 100,000 shares held by Insurance Strategies Fund, LLC, a Delaware limited liability company over whose securities each of Jon R. and Steven F. Sabes exercise voting and dispositive control. Jon R. and Steve F. Sabes disclaim beneficial ownership over the shares held by Insurance Strategies Fund, LLC except to the extent of their pecuniary interest in such shares.

(3)      Mr. Acheson is our Chief Financial Officer. Shares reflected in the table include 89,017 shares held individually. The number of shares also includes 86,504 of vested stock options currently exercisable or vesting within 60 days granted pursuant to our 2013 Stock Incentive Plan.

(4)      Mr. Abramson is a director of the Company. Shares reflected in the table include 14,960 shares held individually. The number of shares also includes 7,000 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

(5)      Mr. Donohue is a director of the Company. Shares reflected in the table include 8,400 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

(6)      Mr. Gensch is a director of the Company. Shares reflected in the table include 54,000 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

(7)      Mr. McGregor is a director of the Company. Shares reflected in the table include 70,000 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

(8)      Mr. Schwarzmann is a director of the Company. Shares reflected in the table include 16,800 of vested stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

(9)      The Seller Trusts are a group of individual common law trusts that received shares of GWG common stock in the Exchange Transaction. The trustee of each of the Seller Trusts is Delaware Trust Company. The trust advisors of each trust are two unrelated individuals, Jeffrey S. Hinkle and Murray T. Holland, who have sole decision-making authority with respect to each trust. The beneficiary of each of the Seller Trusts is MHT Financial, LLC. The members of MHT Financial, LLC are Shawn T. Terry, Mike McGill and Murray T. Holland. The names of the various trusts comprising the Seller Trusts are as follows: The LT-1 Exchange Trust, The LT-2 Exchange Trust, The LT-3 Exchange Trust, The LT-4 Exchange Trust, The LT-5 Exchange Trust, The LT-6 Exchange Trust, The LT-7 Exchange Trust, The LT-8 Exchange Trust, The LT-9 Exchange Trust, The LT-12 Exchange Trust, The LT-14 Exchange Trust, The LT-15 Exchange Trust, The LT-16 Exchange Trust, The LT-17 Exchange Trust, The LT-18 Exchange Trust, The LT-19 Exchange Trust, The LT-20 Exchange Trust, The LT-21 Exchange Trust, The LT-22 Exchange Trust, The LT-23 Exchange Trust, The LT-24 Exchange Trust, The LT-25 Exchange Trust and The LT-26 Exchange Trust.

OTHER INFORMATION

Annual Report on Form 10-K and Additional Information

The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q can be accessed through the SEC website or are available from the Company, without charge, by first-class mail or other equally prompt means of delivery within one business day of the Company’s receipt of a written or oral request directed to our Corporate Secretary, at GWG Holdings, Inc., 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, telephone: (612) 746-1944.

Householding of Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Information Statement may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will deliver promptly a separate copy of the Information Statement to any common stockholder upon written or oral request to our Corporate Secretary, at GWG Holdings, Inc., 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, telephone: (612) 746-1944. Any stockholder wishing to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Costs

We will make arrangements with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of this Information Statement to the beneficial owners of our common stock.  We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Exhibit A

AMENDMENT TO THE BYLAWS

OF

GWG HOLDINGS, INC.

Effective as of [•]1

The following amendments are made to the Bylaws (the “Bylaws”) of GWG Holdings, Inc. (the “Corporation”) pursuant to (i) resolutions adopted by the Corporation’s Board of Directors (the “Board”) on March 28, 2018 and re-affirmed on August 10, 2018, (ii) approved by the Corporation’s stockholders on May 25, 2018 and re-affirmed on December 13, 2018, and (iii) a further amendment adopted by the Board on December 20, 2018 increasing the maximum number of directors comprising the Board from seven to nine, with the precise number of directors to be determined from time to time by resolution of the Board.

1. Section 3.2 of the Bylaws is hereby amended in its entirety to read as follows:

“3.2     Number; Qualification; Term of Office. The Board shall consist of at least three Directors and up to nine Directors, the precise number thereof to be determined from time to time by resolution of the Board. Except as provided in Section 3.3, Directors shall be elected by the stockholders entitled to vote thereon at each annual meeting of the Stockholders by a plurality of the votes cast in the applicable election. The directors shall be divided into three classes designated Class I, Class II and Class III (each, a “Class”). Each Class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The Board is authorized to assign Directors in office at the time the classification of Directors first takes effect to each Class. The term of office of the initial Class III Directors shall expire at the annual meeting of Stockholders to be held in 2019; the term of office of the initial Class II Directors shall expire at the at the annual meeting of Stockholders to be held in 2020; and the term of office of the initial Class I directors shall expire at the annual meeting of Stockholders to be held in 2021. Beginning with the annual meeting of Stockholders to be held in 2019, Directors to replace those of a Class whose terms expire at such annual meeting shall be chosen to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified, or until the Director’s earlier death, resignation, disqualification or removal. If the number of Directors is changed, any increase or decrease shall be so apportioned by the Board among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional Director of any Class elected to fill a vacancy resulting from an increase in such Class shall hold office for a term that shall coincide with the remaining term of that Class, but in no case will a decrease in the number of Directors constituting the Board shorten the term of any incumbent Director. Directors need not be Stockholders, and need not be residents of the State of Delaware. The election of Directors need not be by written ballot.”

2. Section 3.3 of the Bylaws is hereby amended in its entirety to read as follows:

“3.3     Newly Created Directorships and Vacancies. Unless otherwise provided by applicable law or the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of Directors and any vacancies occurring in the Board for any cause shall be filled only by the affirmative vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining Director. A Director so elected shall hold office for a term that shall coincide with the remaining term of the Class such Director is elected to and until such Director’s successor shall have been duly elected and qualified, or until the Director’s earlier death, resignation or removal.”

3. Section 3.4 of the Bylaws is hereby amended in its entirety to read as follows:

“3.4     Resignation and Removal. Any Director may resign at any time by notice given in writing to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. Any Director or the Entire Board may be removed at any time, but only for cause and only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (considered for this purpose as one class) cast at a meeting of the Stockholders called for that purpose.”

____________

1        In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, this Bylaw Amendment will become effective 20 calendar days after the date on which the Information Statement is sent or given to the Company’s stockholders.

A-1

4. Section 8.9 of the Bylaws is hereby amended in its entirety to read as follows:

“8.9     Amendments. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, but the Stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise; provided, however, that the alteration, amendment or repeal of all or any portion of Section 3.2 (Number; Qualification; Term of Office), Section. 3.3 (Newly Created Directorships and Vacancies), Section 3.4 (Resignation and Removal), Article 9 (Indemnification), and this Section.9 (Amendments) by the Stockholders shall require the affirmative vote of the holders of two-thirds or more of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (considered for this purpose as one class) cast at a meeting of the Stockholders called for that purpose.”

5. Except as otherwise expressly modified by this Amendment, all terms, provisions, covenants and agreement contained in the Bylaws shall remain unmodified and in full force and effect.

A-2